Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-185634), Form S-8 (No. 333-123341) and Form S-3D (No. 333-38061) of Gas Natural Inc. of our report dated April 1, 2013, relating to our audit of the December 31, 2012 consolidated financial statements, and the December 31, 2012 financial statement schedule, which appears in this Annual Report on Form 10-K of Gas Natural Inc. for the year ended December 31, 2013.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

March 31, 2014